UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2022 (May 26, 2022)

CALERES, INC.

(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of
incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value of $0.01 per share	CAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2022, the Company’s shareholders, upon recommendation of the Board, approved the Company’s Incentive and Stock Compensation Plan of 2022 (the “Plan”). The objectives of the Plan are to: (i) attract, retain and motivate participants through annual and long-term incentives which are consistent with the Company’s goals; (ii) align the personal interests of participants to those of the Company’s shareholders; (iii) provide participants with an incentive for excellence in individual performance; and (iv) increase Company shareholder value, long-term. The Company has the ability to grant awards for up to 1,993,963 shares under the Plan, consisting of 1,025,000 shares approved under this Plan and 968,963 shares remaining under the Company’s Incentive and Stock Compensation Plan of 2017 (“2017 Plan”) that were converted to shares available under the Plan. In addition, any shares related to an award granted under the Company’s Incentive and Stock Compensation Plan of 2011 or the 2017 Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, are settled in cash in lieu of shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares shall be available for grant under the Plan.

For a description of the material terms and conditions of the Plan, see “Proposal 3: Approval of the Company’s Incentive and Stock Compensation Plan of 2022” in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on Schedule 14A on April 14, 2022, which is incorporated herein by reference. The description of the Plan contained in the Proxy Statement are qualified in its entirety by reference to the full text of the Plan, a copy of which is included hereto as Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2022, the Board of Directors amended Article II, Section 1 of the Company’s Bylaws to decrease the number of directors from eleven to ten, effective May 26, 2022. The Bylaws, as amended and effective May 26, 2022, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 26, 2022, three proposals described in the Notice of Annual Meeting of Shareholders dated April 14, 2022, were voted upon:

1.

The shareholders elected 7 directors, Lisa A. Flavin, Brenda C. Freeman, Lori H. Greeley, Ward M. Klein, Steven W. Korn, Diane M. Sullivan and Bruce K. Thorn, each for a term of one year. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
Lisa A. Flavin	28,399,517	406,310	2,665,790
Brenda C. Freeman	26,690,438	2,115,389	2,665,790
Lori H. Greeley	28,430,098	375,729	2,665,790
Ward M. Klein	28,116,220	689,607	2,665,790
Steven W. Korn	28,197,974	607,853	2,665,790
Diane M. Sullivan	27,940,195	865,632	2,665,790
Bruce K. Thorn	28,548,915	256,912	2,665,790

The following directors have terms of office that continue after the meeting: Mahendra R. Gupta, Carla C. Hendra and Wenda Harris Millard.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
30,918,207	506,667	46,743

3.	The shareholders approved the Company’s Incentive and Stock Compensation Plan of 2022. The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
27,426,880	1,158,779	220,168	2,665,790

4.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
26,827,631	1,776,662	201,534	2,665,790

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Bylaws, effective May 26, 2022
10.1

Caleres, Inc. Incentive and Stock Compensation Plan of 2022, incorporated herein by reference to Exhibit A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on April 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.
(Registrant)

Date: May 27, 2022	/s/ Thomas C. Burke
Thomas C. Burke
Senior Vice President, General Counsel and Secretary